                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our reports dated February 6, 2004, except for Notes 11 and 15, as to which the date is November 9, 2004 related to the financial statements and financial statement schedules of Register.com, Inc., which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
November 9, 2004